EXHIBIT 10.8

                                  OFFICE LEASE


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                         STANDARD FOR COMMERCIAL LEASE

1.    PARTIES        Leo S. Arcand of 114 Broadway,  Raynham Mass. LESSOR, which expression shall include heirs, and assigns where context so admits, does hereby lease to Garden Connections, Inc.

2.    PREMISES       LESSEE, hereby leases the following described premises:

                     114 Broadway, Raynham, MA, - North side approximately 500 square feet.

3.    TERM           The term of this lease  shall be 1 year  commencing  on Aug
                     15, 2004 and "tenant at will" thereafter.

4.    RENT           The LESSEE shall pay to the LESSOR rent at the rate of $600 monthly, payable in advance and due on the first day of each month

5.    SECURITY DEPOSIT & CLEANING DEPOSIT

                     A SECURITY DEPOSIT equivalent to the first month rent is requested at the time that renting commences. It shall not be expected to be used as the last month rent, but will be used to perform any repairs needed to the leased area due to damage aside from usual wear and usage. Should no repairs be necessary at time of final inspection, the security deposit will be returned. A CLEANING DEPOSIT of $100 is requested at the time of lease commencement. If the leased area is cleaned by the LESSEE to the condition of when the LESSEE began renting and it is not necessary for the LESSOR to hire a cleaner to perform cleaning to prepare for the next person to lease the rental area, the cleaning deposit will be returned to the LESSEE.

6.    PARKING        LESSEE is  encouraged  to use the 5  parking  spaces on the
                     NORTH SIDE. However, it is understood that customers for both the lessee and lessor will randomly park in the parking lot.

7.    UTILITIES      The  LESSOR  shall  provide  and  LESSEE  shall pay for all
                     LESSEE's electricity and telephone service. The LESSOR provides air conditioning to the leased premises.

8.    USE OF LEASED PREMISES

                     The LESSEE shall use the leased premises for Sales and Marketing Office.

                     Any SUB-LEASING or change or addition of purpose is only upon approval of Lessor.

9.    COMPLIANCE     The LESSEE  acknowledges  that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or